Exhibit 99.1

Contact:	Aric Spitulnik	Harriet Fried
	TESSCO Technologies Incorporated	LHA
	Vice President and Controller	212-838-3777
	410-229-1419	hfried@lhai.com

TESSCO Announces Record Revenue and Earnings for FY 2013
•	Annual revenue excluding the 3PL relationship grows 12 percent
•	FY 2013 EPS reaches $2.15 on record revenues of $753 million
•	Major 3PL relationship successfully transitioned
•	Earnings guidance of $1.75 to $2.05 for FY2014
•	Quarterly dividend of $0.18 per share date set

HUNT VALLEY, MD., May 8, 2013 -- TESSCO Technologies Incorporated (NASDAQ:TESS), a leading provider of the product and value chain solutions required to build, use and maintain wireless broadband systems, today reported record annual revenues of $753 million for the fiscal year ended March 31, 2013 and record earnings per diluted share of $2.15.  For the fourth fiscal quarter ended March 31, 2013, revenues were $158 million and earnings per diluted share were $0.35.

Chairman and CEO Robert B. Barnhill, Jr. commented, “For the fifth consecutive year, we achieved record earnings per share, totaling $2.15.  During the year, we successfully completed our transition out of the high revenue, low margin, third-party logistics (3PL) relationship with one customer.  This now allows us to focus exclusively on our core business and building on the many opportunities materializing from the convergence of wireless and the Internet. Going forward our business should be strategically healthier, with higher margins and low customer concentration; no single customer is currently expected to contribute more than 5 percent of revenues.

“The fourth quarter demonstrates the strength in our ongoing core business, which excludes the 3PL relationship.  We grew fourth quarter core revenues 11 percent year over year in what is typically our most seasonally impacted quarter.  Earnings per share were $0.35 despite the large decline in year over year 3PL revenue and gross profit - $50 million decline in revenue and $6 million decline in gross profit.

“In 2014, our goal is to dramatically grow our core business by expanding the wireless systems we support, growing our customer base and increasing the frequency and the product categories our customers purchase - all while expanding margins and return on assets.

“I want to thank our customers, manufacturers, team members and our shareowners for their continued support in another record-setting year. We look forward to what promises to be a very exciting fiscal 2014.”

Fourth-Quarter and Full Year Fiscal 2013 Financial Results

For our fiscal 2013 fourth quarter, revenue totaled $158.4 million. Core revenues (excluding the 3PL relationship) increased 11 percent from the prior-year quarter, although, due to the transitioning 3PL relationship, overall revenues declined by 19 percent.  The public carrier market produced 93 percent revenue growth; the retailer, independent dealer agent and carrier market produced 4 percent revenue growth; and the commercial dealer and reseller market produced 7 percent revenue growth.  Revenue from the private and government system operator market decreased by 17 percent.  Revenue from the major 3PL relationship decreased by 65 percent, as the transition of this relationship was completed.

Fourth quarter fiscal 2013 gross profit was $34.0 million, down 11 percent from last year’s fourth quarter gross profit of $38.0 million.  In our core markets, gross profit was up 8 percent.  The public carrier market produced 77 percent gross profit growth; the retailer, independent dealer agent and carrier market produced 6 percent gross profit growth; and the commercial dealer and reseller market was essentially flat.  Gross profit in the private and government system operator market decreased 15 percent.  Gross profit from the major 3PL relationship decreased 79 percent.

Selling general and administrative (SG&A) expenses decreased by $3.1 million, or 10 percent compared to last year’s fourth quarter.

EBITDA* totaled $6.1 million, or $0.73 per diluted share, in the fourth quarter of 2013 as compared to $7.0 million, or $0.85 per diluted share, in the prior-year quarter.

Net income and diluted earnings per share totaled $2.9 million and $0.35 in the fourth quarter of fiscal 2013, respectively, as compared to $3.5 million and $0.43 in the prior year quarter, respectively.

For the fiscal year ended March 31, 2013, we reported record revenues of $752.6 million and record net income of $17.8 million, or $2.15 per diluted share.  These results compare to revenues of $733.4 million and net income of $16.4 million, or $2.03 per diluted share, for fiscal 2012.  EBITDA* totaled $34.2 million, or $4.12 per share, compared to $31.8 million, or $3.93 per share, in fiscal 2012.

As of March 31, 2013, our cash balance totaled $4.5 million and there was no balance outstanding on our revolving line of credit.

Quarterly Cash Dividends

The Board of Directors declared a quarterly cash dividend of $0.18 per common share payable on June 6, 2013 to holders of record on May 22, 2013.

Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of the Board of Directors.

Business Outlook

We currently expect diluted earnings per share for fiscal 2014 to range from $1.75 to $2.05. This guidance reflects a decline in revenues and earnings as a result of the transitioned 3PL relationship, and the expected growth in our core business.

Revenues and gross profits from the 3PL relationship totaled $213.5 million and $15.0 million, respectively, during fiscal 2013, compared to $251.2 million and $26.9 million, respectively, in fiscal 2012.  The fiscal 2013 selling, general and administrative expenses associated with this 3PL business totaled approximately 2 percent of the 3PL revenues.

Forecasting future results is inherently difficult for any business, and actual results may differ materially from those forecasted.  Moreover, our current expectations related to the transition of the supply chain relationship with our largest customer are based upon indications received from this customer, and actual events may differ materially.  This relationship, like those with most of our other customers and suppliers, contains no ongoing purchase or sale obligations and is terminable by either party upon relatively short notice. Absent this supply chain relationship, we will, however, maintain the ability to sell our proprietary products to this customer.

The nature of our business is that we typically ship products within several days after booking orders. The lack of an order backlog makes it even more difficult to forecast future results. The Business Outlook published in this press release reflects only the company's current best estimate and the company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

Fourth-Quarter Fiscal 2013 Conference Call

Management will host a conference call to discuss its fourth-quarter and full-year 2013 results on Thursday, May 9, 2013 at 10:00 a.m. ET.  To participate in the conference call, please call: 866-953-6856 (domestic call-in) or 617-399-3480 (international call-in) and reference code #34380554.

A live webcast of the conference call will be available at http://www.tessco.com/go/pressroom. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 12:00 p.m. ET on May 9, 2013 until 11:59 p.m. ET on May 16, 2013 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and entering confirmation #80934427. An archived replay of the conference call will also be available on the company’s website.

*Non-GAAP Information

EBITDA, a measure used by management to evaluate the company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges), is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA as well as EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the company's presentation of EBITDA and EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the company’s diluted weighted average shares outstanding. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the company's loan agreements. The definition of EBITDA as used in the company's loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the company's non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO
TESSCO Technologies (NASDAQGS:TESS), is Your Total Source® for making wireless work. The convergence of wireless and the Internet is revolutionizing the way we live, work and play. New systems and applications are creating opportunities and challenges at an unprecedented rate. TESSCO is there, thinking in new ways for exceptional outcomes. TESSCO architects and delivers, with innovation, productivity and speed, the product and value chain solutions to organizations responsible for building, using and maintaining wireless broadband systems.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion under the heading “Business Outlook”, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

TESSCO Technologies Incorporated
Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Fiscal Years Ended
	March 31, 2013	December 30, 2012	April 1, 2012	March 31, 2013	April 1, 2012

Revenues	$158,449,800	$204,458,700	$194,787,400	$752,565,000	$733,389,900
Cost of goods sold	124,498,600	165,488,900	156,798,300	605,525,800	584,733,700
Gross profit	33,951,200	38,969,800	37,989,100	147,039,200	148,656,200
Selling, general and administrative expenses	29,144,900	30,226,300	32,221,100	117,820,600	121,652,400
Income from operations	4,806,300	8,743,500	5,768,000	29,218,600	27,003,800
Interest, net	141,100	13,700	41,000	224,200	292,900
Income before provision for income taxes	4,665,200	8,729,800	5,727,000	28,994,400	26,710,900
Provision for income taxes	1,743,900	3,331,100	2,178,100	11,199,000	10,274,000
Net income	$2,921,300	$5,398,700	$3,548,900	$17,795,400	$16,436,900

Basic earnings per share	$0.36	$0.67	$0.46	$2.22	$2.12
Diluted earnings per share	$0.35	$0.65	$0.43	$2.15	$2.03

TESSCO Technologies Incorporated
Consolidated Balance Sheets

	March 31, 2013	April 1, 2012
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$4,468,000	$18,211,600
Trade accounts receivable, net	82,177,600	88,748,200
Product inventory	60,913,600	53,360,300
Deferred tax assets	6,227,300	3,135,100
Prepaid expenses and other current assets	3,482,300	2,308,200
Total current assets	157,268,800	165,763,400

Property and equipment, net	23,202,000	22,905,700
Goodwill, net	11,684,700	11,684,700
Other long-term assets	2,144,500	2,143,900
Total assets	$194,300,000	$202,497,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$65,209,300	$78,344,700
Payroll, benefits and taxes	11,678,500	17,211,600
Income and sales tax liabilities	2,081,700	3,137,000
Accrued expenses and other current liabilities	1,048,900	1,041,100
Revolving line of credit	--	--
Current portion of long-term debt	249,700	249,200
Total current liabilities	80,268,100	99,983,600

Deferred tax liabilities	4,399,300	2,243,500
Long-term debt, net of current portion	2,458,300	2,708,000
Other long-term liabilities	4,370,200	3,910,700
Total liabilities	91,495,900	108,845,800

Shareholders’ Equity:
Preferred stock	--	--
Common stock	91,500	88,000
Additional paid-in capital	50,481,600	45,135,900
Treasury stock, at cost	(48,438,300)	(46,276,400)
Retained earnings	100,669,300	94,704,400
Accumulated other comprehensive loss	--	--
Total shareholders’ equity	102,804,100	93,651,900

Total liabilities and shareholders' equity	$194,300,000	$202,497,700

TESSCO Technologies Incorporated
Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Fiscal Years Ended
	March 31, 2013	December 30, 2012	April 1, 2012	March 31, 2013	April 1, 2012
Net income	$2,921,300	$5,398,700	$3,548,900	$17,795,400	$16,436,900

Add:

Provision for income taxes	1,743,900	3,331,100	2,178,100	11,199,000	10,274,000

Interest, net	141,100	13,700	41,000	224,200	292,900

Depreciation and amortization	1,259,900	1,224,500	1,271,200	4,979,400	4,844,900

EBITDA	$6,066,200	$9,968,000	$7,039,200	$34,198,000	$31,848,700

EBITDA per diluted share	$0.73	$1.20	$0.85	$4.12	$3.93

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended March 31, 2013
	Commercial Segment	Retail Segment	Total
Market Revenues
Public Carriers, Contractors & Program Managers	$32,763	$--	$32,763
Private & Government System Operators	27,250	--	27,250
Commercial Dealers & Resellers	34,688	--	34,688
Retailer, Independent Dealer Agents & Carriers	--	36,852	36,852
Revenue, excluding Major 3PL relationship	94,701	36,852	131,553
Major 3PL relationship	--	26,897	26,897
Total revenues	94,701	63,749	158,450

Gross Profit
Public Carriers, Contractors & Program Managers	7,258	--	7,258
Private & Government System Operators	7,729	--	7,729
Commercial Dealers & Resellers	9,519	--	9,519
Retailer, Independent Dealer Agents & Carriers	--	7,773	7,773
Gross profit, excluding Major 3PL relationship	24,506	7,773	32,279
% of revenues	25.9%	21.1%	24.5%
Major 3PL relationship	--	1,672	1,672
Total gross profit	24,506	9,445	33,951
% of revenues	25.9%	14.8%	21.4%
Directly allocatable expenses	10,575	5,750	16,325
Segment net profit contribution	$13,931	$3,695	17,626
% of revenues	14.7%	5.8%	11.1%
Corporate support expenses*			12,961
Income before provision for income taxes			$4,665
% of revenues			2.9%

Growth Rates Compared to Prior Year Period:
Revenues
Public Carriers, Contractors & Program Managers	92.5%	--	92.5%
Private & Government System Operators	-17.4%	--	-17.4%
Commercial Dealers & Resellers	6.5%	--	6.5%
Retailer, Independent Dealer Agents & Carriers	--	3.7%	3.7%
Revenue, excluding Major 3PL relationship	14.7%	3.7%	11.4%
Major 3PL relationship	--	-64.9%	-64.9%
Total revenues	14.7%	-43.2%	-18.7%

Gross Profit
Public Carriers, Contractors & Program Managers	76.7%	--	76.7%
Private & Government System Operators	-15.0%	--	-15.0%
Commercial Dealers & Resellers	0.2%	--	0.2%
Retailer, Independent Dealer Agents & Carriers	--	6.4%	6.4%
Gross profit, excluding Major 3PL relationship	8.0%	6.4%	7.6%
Major 3PL relationship	--	-79.1%	-79.1%
Total gross profit	8.0%	-38.2%	-10.6%
Directly allocatable expenses	-1.6%	-25.9%	-11.8%
Segment net profit contribution	16.5%	-50.9%	-9.5%
Corporate support expenses*			-5.8%
Income before provision for income taxes			-18.5%

* Includes corporate overhead, facilities expense,  depreciation, interest and company-wide pay-for-performance bonus expense

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Fiscal Year Ended March 31, 2013
	Commercial Segment	Retail Segment	Total
Revenues
Public Carriers, Contractors & Program Managers	$111,146	$--	$111,146
Private & Government System Operators	121,313	--	121,313
Commercial Dealers & Resellers	138,737	--	138,737
Retailer, Independent Dealer Agents & Carriers	--	167,895	167,895
Revenue, excluding Major 3PL relationship	371,196	167,895	539,091
Major 3PL relationship	--	213,474	213,474
Total revenues	371,196	381,369	752,565

Gross Profit
Public Carriers, Contractors & Program Managers	24,183	--	24,183
Private & Government System Operators	33,596	--	33,596
Commercial Dealers & Resellers	38,345	--	38,345
Retailer, Independent Dealer Agents & Carriers	--	35,903	35,903
Gross profit, excluding Major 3PL relationship	96,124	35,903	132,027
% of revenues	25.9%	21.4%	24.5%
Major 3PL relationship	--	15,012	15,012
Total gross profit	96,124	50,915	147,039
% of revenues	25.9%	13.4%	19.5%
Directly allocatable expenses	42,821	27,701	70,522
Segment net profit contribution	$53,303	$23,214	76,517
% of revenues	14.4%	6.1%	10.2%
Corporate support expenses*			47,523
Income before provision for income taxes			$28,994
% of revenues			3.9%

Growth Rates Compared to Prior Year Period:

Revenues
Public Carriers, Contractors & Program Managers	50.6%	--	50.6%
Private & Government System Operators	-6.1%	--	-6.1%
Commercial Dealers & Resellers	10.6%	--	10.6%
Retailer, Independent Dealer Agents & Carriers	--	9.2%	9.2%
Revenue, excluding Major 3PL relationship	13.0%	9.2%	11.8%
Major 3PL relationship		-15.0%	-15.0%
Total revenues	13.0%	-5.8%	2.6%

Gross Profit
Public Carriers, Contractors & Program Managers	41.4%	--	41.4%
Private & Government System Operators	-6.3%	--	-6.3%
Commercial Dealers & Resellers	8.3%	--	8.3%
Retailer, Independent Dealer Agents & Carriers	--	7.4%	7.4%
Gross profit, excluding Major 3PL relationship	8.8%	7.4%	8.4%
Major 3PL relationship	--	-44.2%	-44.2%
Total gross profit	8.8%	-15.6%	-1.1%
Directly allocatable expenses	3.2%	-7.5%	-1.3%
Segment net profit contribution	13.7%	-23.5%	-0.9%
Corporate support expenses*			-5.9%
Income before provision for income taxes			8.5%

* Includes corporate overhead, facilities expense,  depreciation, interest and company-wide pay-for-performance bonus expense

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands)

	Three months ended March 31, 2013	Fiscal Year ended March 31, 2013
Revenues
Base station infrastructure	$59,930	$227,510
Network systems	19,438	78,989
Installation, test and maintenance	11,629	47,766
Mobile device accessories	67,453	398,300
Total revenues	158,450	752,565

Gross Profit
Base station infrastructure	16,586	65,472
Network systems	3,465	14,887
Installation, test and maintenance	2,708	11,151
Mobile device accessories	11,192	55,529
Total gross profit	33,951	147,039
% of revenues	21.4%	19.5%

Growth Rates Compared to Prior Year Period

Revenues
Base station infrastructure	20.6%	15.7%
Network systems	10.0%	5.1%
Installation, test and maintenance	12.7%	7.3%
Mobile device accessories	-42.4%	-4.5%
Total revenues	-18.7%	2.6%

Gross Profit
Base station infrastructure	1.4%	6.0%
Network systems	-15.5%	-5.9%
Installation, test and maintenance	-0.1%	7.6%
Mobile device accessories	-24.5%	-8.5%
Total gross profit	-10.6%	-1.1%

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